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                                                                      Exhibit 12

                     CERTIFICATE OF THE SOLE SHAREHOLDER OF
                               WCMA TREASURY FUND

     Fund Asset Management, L.P., the holder of shares of beneficial interest, par value $0.10 per share, indicated below, of WCMA Treasury Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

    Number of           Number of             Number of            Number of
 Class 1 Shares      Class 2 Shares        Class 3 Shares        Class 4 Shares
 --------------      --------------        --------------        --------------
     2,500                 2,500                 2,500                 2,500


                                                 FUND ASSET MANAGEMENT, L.P.


                                                 By: /s/ Donald C. Burke
                                                     ---------------------------
                                                     Authorized Officer

Dated: March 20, 2003